Exhibit 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release:	Immediate

Investors	Bradley Alexander	(281) 260-3665
Media	Lisa Albiston	(281) 931-2513
	Michael King	(281) 931-2540

FMC Technologies to Acquire Pure Energy Services

HOUSTON, TX August 20, 2012 – FMC Technologies, Inc. (“FMC”) (NYSE: FTI) and Pure Energy Services Ltd. (“Pure”) (TSX: PSV) today announced execution of a definitive acquisition agreement under which FMC will acquire Pure for C$11.00 per share in cash, or approximately C$282 million (US$285 million).

Based in Calgary, Pure is a leading provider of frac flowback services and an established wireline services provider operating in multiple field locations in both Canada and the United States. Pure employs approximately 1,300 employees. For the twelve months ended June 30, 2012, Pure generated C$282 million of revenue and C$59 million of EBITDAS, with the majority related to frac flowback services.

“Consistent with our strategy to grow shale related businesses, we are expanding into flowback services which complement the existing products and services of our Surface Technologies segment,” said John Gremp, FMC’s Chairman and CEO. “Pure is an industry leader, recognized for their safety and environmental stewardship and the quality of their services – values consistent with our own. By combining the products and services of both companies, we will provide an integrated well site solution which creates client value.”

Kevin Delaney, Pure’s Chairman and CEO commented, “Since commencing operations in 2001, Pure has achieved significant growth. Today, we are a premier provider of flowback and wireline services in Canada and the United States. I am proud of the company and thank our loyal employees for their many years of service. We strongly support the transaction and are excited to join forces with FMC to accelerate growth while continuing to provide our customers with superior service in all of our service lines.”

Under the terms of the acquisition agreement, the acquisition will be accomplished by way of a plan of arrangement (the “Arrangement”) pursuant to the Business Corporations Act (Alberta). The proposed Arrangement is subject to certain conditions including, the approval by i) the holders of Pure shares and options representing at least two-thirds of votes cast in person or by proxy at the meeting of Pure shareholders to be held to approve the Arrangement; ii) the Court of Queen’s Bench of Alberta; and iii) relevant regulatory authorities. Under the arrangement agreement, Pure has agreed that it will not solicit, initiate or participate in any discussions concerning any other acquisition proposals, subject to the ability of Pure to respond to superior proposals in certain circumstances. A copy of the arrangement agreement will be filed on Pure’s SEDAR profile and will be available for viewing at www.sedar.com.

The Pure securityholders’ meeting to approve the Arrangement is currently expected to be held by mid-October 2012, and the closing of the Arrangement is currently anticipated to be completed in October 2012. An information circular in respect of the meeting is currently expected to be mailed to Pure shareholders and optionholders in September 2012. In the event the Arrangement is not completed before the close of business on October 31, 2012, being the record date for the dividend of $0.09 per share declared by Pure on August 9, 2012, the price per Pure Share under the Arrangement will be reduced by $0.09 per share. Pure is also immediately suspending the operation of its dividend reinvestment plan.

After receiving financial and legal advice, the Board of Directors of Pure unanimously approved the Arrangement and determined that the Arrangement is in the best interests of Pure shareholders. The Board unanimously supports the Arrangement and recommends that the Pure shareholders and optionholders vote in favor of the Arrangement. AltaCorp Capital Inc. has provided an opinion to the Board of Directors of Pure that, subject to certain assumptions, limitations and qualifications, the consideration to be received by holders of Pure Shares pursuant to the Arrangement is fair, from a financial point of view, to shareholders.

Each of the directors and officers of Pure, collectively holding approximately 18% of the issued and outstanding shares and options of Pure, have entered into agreements with FMC pursuant to which they have agreed to vote their Pure shares in favor of the Arrangement at the meeting of shareholders and optionholders.

AltaCorp Capital Inc. acted as financial advisor to Pure and Blake, Cassels & Graydon LLP served as Pure’s legal counsel. Simmons & Company International acted as financial advisor to FMC, Stikeman Elliott LLP served as FMC’s Canadian legal counsel, and Vinson & Elkins LLP served as FMC’s U.S. legal counsel.

About FMC Technologies:

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry. Named by FORTUNE® Magazine as the World’s Most Admired Oil and Gas Equipment, Service Company in 2012, the Company has approximately 16,100 employees and operates 27 production facilities in 16 countries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. For more information, visit www.fmctechnologies.com.

About Pure:

Pure is an oilfield services company that provides well completion and abandonment services to oil and gas exploration and development entities in the Western Canadian Sedimentary Basin and certain regions of the United States.

Forward-Looking Statements by FMC Technologies:

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from FMC’s historical experience and present expectations or projections. These risks, uncertainties and assumptions relate to, among other things, FMC’s ability to consummate the proposed transaction with Pure; FMC’s ability to obtain the requisite Pure shareholder approval and court approval of the transaction with Pure; FMC’s ability to obtain regulatory approval and the satisfaction of other conditions to consummation of the transaction with Pure; FMC’s ability to successfully integrate Pure’s operations and employees; FMC’s ability to realize anticipated synergies and cost savings from the transaction with Pure; the potential impact of the announcement or consummation of the transaction with Pure on relationships, including with employees, suppliers, customers and competitors of FMC and Pure; and the other factors described in FMC’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as its other filings with the Securities and Exchange Commission. FMC cautions to not place undue reliance on any forward-looking statements, which speak only as of the date hereof. FMC undertakes no obligation to publicly update or revise any of its forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Forward-Looking Statements by Pure:

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. The use of any of the words “expect”, “anticipate”, “continue”, “estimate”, “objective”, “ongoing”, “may”, “will”, “project”, “should”, “believe”, “plans”, “intends” and similar expressions are intended to identify forward-looking statements or information. More particularly and without limitation, this press release contains forward-looking statements and information concerning: the timing and anticipated receipt of required regulatory, court and securityholder approvals for the Arrangement; the ability of Pure and FMC to satisfy the other conditions to, and to complete, the Arrangement; and the anticipated timing of the mailing of the information circular regarding the Arrangement and the closing of the Arrangement.

In respect of the forward-looking statements and information concerning the anticipated completion of the proposed Arrangement and the anticipated timing for completion of the Arrangement, Pure has provided such in reliance on certain assumptions that it believes are reasonable at this time, including assumptions as to the time required to prepare and mail Pure securityholder meeting materials, including the required information circular; the ability of the parties to receive, in a timely manner, the necessary regulatory, court and securityholder approvals, including but not limited to the Hart-Scott-Rodino Act approval, and the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the Arrangement. These dates may change for a number of reasons, including unforeseen delays in preparing meeting materials, inability to secure necessary securityholder, regulatory, court or other third party approvals in the time assumed or the need for additional time to satisfy the other conditions to the completion of the Arrangement. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this press release concerning these times.

Risks and uncertainties inherent in the nature of the Arrangement include the failure of Pure or FMC to obtain necessary securityholder, regulatory and court approvals, or to otherwise satisfy the conditions to the Arrangement, in a timely manner, or at all. Failure to so obtain such approvals, or the failure of Pure or FMC to otherwise satisfy the conditions to the Arrangement, may result in the Arrangement not being completed on the proposed terms, or at all. In addition, the failure of Pure to comply with the terms of the Arrangement Agreement may result in Pure being required to pay a non-completion or other fee to FMC, the result of which could have a material adverse effect on Pure’s financial position and results of operations and its ability to fund growth prospects and current operations.

Readers are cautioned that the foregoing list of factors is not exhaustive. Additional information on other factors that could affect the operations or financial results of Pure are included in reports on file with applicable securities regulatory authorities and which may be accessed on Pure’s SEDAR profile at www.sedar.com. The forward-looking statements and information contained in this press release are made as of the date hereof and Pure undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Non-IFRS Measures of Pure

EBITDAS does not have a standardized meaning prescribed by IFRS. Management of Pure believes that, in addition to net earnings, EBITDAS is a useful supplemental measure. EBITDAS is provided as a measure of operating performance without reference to financing decisions, depreciation, income tax or stock-based compensation impacts, which are not controlled at the operating management level. Investors should be cautioned that EBITDAS should not be construed as an alternative to net earnings determined in accordance with IFRS as an indicator of Pure’s financial performance. Pure’s method of calculating EBITDAS may differ from that of other entities and accordingly may not be comparable to measures used by other entities. See sections titled “Reconciliation of EBITDAS to Net Earnings” in our annual and interim reports filed on SEDAR.

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